UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

August 8, 2011
Date of Report (Date of earliest event reported)

COMMUNITY PARTNERS BANCORP
(Exact name of registrant as specified in its charter)

New Jersey	000-51889	20-3700861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

1250 Highway 35 South, Middletown, New Jersey		07748
(Address of principal executive offices)		(Zip Code)

(732) 706-9009 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01                Entry into a Material Definitive Agreement.

On August 11, 2011, Community Partners Bancorp (the “Company”) entered into a Securities Purchase Agreement (together with the annexes and schedules thereto, the “Purchase Agreement”) with the Secretary of the Treasury (the “Treasury”), pursuant to which the Company issued and sold to the Treasury 12,000 shares of its Senior Non-Cumulative Perpetual Preferred Stock, Series C (“SBLF Preferred Stock”), having a liquidation preference of $1,000 per share (the “Liquidation Amount”), for aggregate proceeds of $12,000,000.  A copy of the Purchase Agreement is attached hereto as  Exhibit 10.1 hereto and is incorporated herein by reference.  The Purchase Agreement was entered into, and the SBLF Preferred Stock was issued, pursuant to the Small Business Lending Fund program (“SBLF”), a $30 billion fund established under the Small Business Jobs Act of 2010, that encourages lending to small businesses by providing capital to qualified community banks with assets of less than $10 billion.

The Company’s rights and obligations with respect to the SBLF Preferred Stock are set forth in the Purchase Agreement and in a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, filed by the Company with the State of New Jersey on August 8, 2011 (the “Certificate of Amendment”), a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.  Those rights and obligations are summarized below.

Using the proceeds from the sale of the SBLF Preferred Stock, the Company redeemed its 9,000 outstanding shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “TARP Preferred Stock”), which were issued to the United States Department of the Treasury in January 2009 in connection with the Company’s participation in the Troubled Asset Relief Program – Capital Purchase Program, plus the accrued dividends owed on the TARP Preferred Stock.  The Company entered into a letter agreement with the United States Department of the Treasury, dated August 11, 2011 (the “Repurchase Letter Agreement”), with respect to the repurchase of the TARP Preferred Stock.  A copy of the Repurchase Letter Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

The SBLF Preferred Stock is entitled to receive non-cumulative dividends payable quarterly on each January 1, April 1, July 1 and October 1, beginning October 1, 2011.  The dividend rate, which is calculated based upon the aggregate Liquidation Amount, has been initially set at 3.2151667% per annum based upon the current level of “Qualified Small Business Lending”, or “QSBL” (as defined in the Certificate of Amendment), of the Company.  The dividend rate for future dividend periods will be set based upon the “Percentage Change in QSBL” (as defined in the Certificate of Amendment) between each dividend period and the baseline QSBL level, as determined in accordance with the Purchase Agreement.  Such dividend rate may vary from 1% per annum to 5% per annum for the second through tenth dividend periods, and will be fixed at a rate between 1% per annum to 7% per annum and remain unchanged up to four and one-half years following the funding date (the eleventh through the first half of the nineteenth dividend periods).  If the SBLF Preferred Stock remains outstanding for more than four-and-one-half years, the dividend rate will be fixed at 9%.  Prior to that time, in general, the dividend rate will decrease as the level of the Bank’s QSBL increases.  Such dividends are not cumulative, but the Company may only declare and pay dividends on its common stock (or any other equity securities junior to the SBLF Preferred Stock) if it has declared and paid dividends for the current dividend period on the SBLF Preferred Stock, and will be subject to other restrictions on its ability to repurchase or redeem other securities.

If the Company’s QSBL with respect to its ninth dividend period is less than or equal to its QSBL baseline, then, beginning on January 1, 2014 and on all dividend payments thereafter ending on April 1, 2015, the Company will pay the holders of its SBLF Preferred Stock a fee equal to 0.5% of the Liquidation Amount per share of SBLF Preferred Stock.

As more completely described in the Certificate of Amendment, holders of the SBLF Preferred Stock have the right to vote as a separate class on certain matters relating to the rights of holders of SBLF Preferred Stock and on certain corporate transactions.  Except with respect to such matters and, if applicable, the election of the additional directors described above, the SBLF Preferred Stock does not have voting rights.  If (i) the Company has not timely declared and paid dividends on the SBLF Preferred Stock for six dividend periods or more, whether or not consecutive, and (ii) shares of SBLF Preferred Stock with an aggregate liquidation preference of at least $25,000,000 are still outstanding, the Treasury (or any successor holder of SBLF Preferred Stock) may designate two additional directors to be elected to the Company’s Board of Directors.  In the event that the Company misses five dividend payments, whether or not consecutive, the holder of the SBLF Preferred Stock will have the right, but not the obligation, to appoint a representative as an observer on the Company’s Board of Directors.

The Company may redeem the shares of SBLF Preferred Stock, in whole or in part, at any time at a redemption price equal to the sum of the Liquidation Amount per share and the per-share amount of any unpaid dividends for the then-current period, subject to any required prior approval by the Company’s primary federal banking regulator.

The SBLF Preferred Stock was issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Company has agreed to register the SBLF Preferred Stock under certain circumstances set forth in Annex E to the Purchase Agreement.  The SBLF Preferred Stock is not subject to any restrictions on transfer.

The above discussion is a summary only, and is qualified in all respects by the specific terms of the Purchase Agreement, the Certificate of Amendment and the Repurchase Letter Agreement.

Item 3.02                Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.  The issuance and sale of the SBLF Preferred Stock was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  The Company has not engaged in a general solicitation or advertising with regard to the issuance and sale of such securities and has not offered securities to the public in connection with this issuance and sale.

Item 3.03                Material Modification to Rights of Security Holders.

The terms of the SBLF Preferred Stock impose limits on the ability of the Company to pay dividends and repurchase shares of common stock.  Under the terms of the SBLF Preferred Stock, no repurchases may be effected, and no dividends may be declared or paid on preferred shares ranking pari passu with the SBLF Preferred Stock, junior preferred shares, or other junior securities (including the common stock) during the current quarter and for the next three quarters following the failure to declare and pay dividends on the SBLF Preferred Stock, except that, in any such quarter in which the dividend is paid, dividend payments on shares ranking pari passu may be paid to the extent necessary to avoid any resulting material covenant breach.

Under the terms of the SBLF Preferred Stock, the Company may only declare and pay a dividend on the common stock or other stock junior to the SBLF Preferred Stock, or repurchase shares of any such class or series of stock, if, after payment of such dividend, the dollar amount of the Company’s Tier 1 Capital would be at least 90% of the Signing Date Tier 1 Capital, which is approximately $54.4 million, excluding any subsequent net charge-offs and any redemption of the SBLF Preferred Stock (the “Tier 1 Dividend Threshold”).  Beginning on the first day of the eleventh dividend period, the amount of the Tier 1 Dividend Threshold will be reduced by 10% for each one percent increase in QSBL from the baseline level through the ninth dividend period.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As a result of the redemption of the TARP Preferred Stock, the Company is no longer subject to the TARP executive compensation requirements.

Item 5.03                Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 8, 2011, the Company filed the Certificate of Amendment with the State of New Jersey for the purpose of fixing the designations, preferences, limitations and relative rights of the SBLF Preferred Stock.  The SBLF Preferred Stock has a liquidation preference of $1,000 per share.  The Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference herein.  The Form of Stock Certificate for the SBLF Preferred Stock is attached as Exhibit 4.1 and is incorporated herein by reference.

Item 8.01                Other Events.

On August 12, 2011, the Company issued a press release regarding the sale and issuance of the SBLF Preferred Stock and the repurchase of the TARP Preferred Stock. The press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                Financial Statements and Exhibits.

(d)           Exhibits:

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company.

4.1	Form of Certificate for the SBLF Preferred Stock.

10.1	Securities Purchase Agreement, dated August 11, 2011, between Community Partners Bancorp and the Secretary of the Treasury, with respect to the issuance and sale of the SBLF Preferred Stock.

10.2
Repurchase Letter Agreement dated August 11, 2011, between Community Partners Bancorp and the United States Department of the Treasury, with respect to the repurchase and redemption of the TARP Preferred Stock.

99.1	Press release, dated August 12, 2011, of Community Partners Bancorp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY PARTNERS BANCORP

Dated: August 12, 2011	By:	/s/ A. Richard Abrahamian
A. Richard Abrahamian
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company.

4.1	Form of Certificate for the SBLF Preferred Stock.

10.1	Securities Purchase Agreement, dated August 11, 2011, between Community Partners Bancorp and the Secretary of the Treasury, with respect to the issuance and sale of the SBLF Preferred Stock.

10.2
Repurchase Letter Agreement, dated August 11, 2011, between Community Partners Bancorp and the United States Department of the Treasury, with respect to the repurchase and redemption of the TARP Preferred Stock.

99.1	Press release, dated August 12, 2011, of Community Partners Bancorp.